EXECUTION VERSION

SERIES 2006-2 NOTE PURCHASE AGREEMENT

Dated as of August 24, 2006

Among

CLI FUNDING LLC

as Issuer

CONTAINER LEASING INTERNATIONAL, LLC

as Manager and Seller

the LIQUIDITY PROVIDERS

named herein

VARIABLE FUNDING CAPITAL COMPANY LLC

as a Conduit Purchaser

ASPEN FUNDING CORP.

as a Conduit Purchaser

WACHOVIA CAPITAL MARKETS, LLC

as VFCC Deal Agent

WACHOVIA BANK, NATIONAL ASSOCIATION

as VFCC Liquidity Agent

DEUTSCHE BANK AG, NEW YORK BRANCH

as Aspen Deal Agent

DEUTSCHE BANK AG, NEW YORK BRANCH

as Aspen Liquidity Agent

(CLI FUNDING LLC FLOATING RATE SECURED NOTES - SERIES 2006-2)

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS
Section 1.1	Certain Defined Terms	2
Section 1.2	Other Terms	5
Section 1.3	Computation of Time Periods	6

ARTICLE II

THE PURCHASE FACILITY
Section 2.1	Sale and Delivery of the Note	6
Section 2.2	Reserved	7
Section 2.3	Reduction of the Unused Purchase Limit; Termination of Commitment	7
Section 2.4	Payments	8

ARTICLE III

CONDITIONS OF PURCHASES
Section 3.1	Conditions Precedent to Initial Purchase	8
Section 3.2	Conditions Precedent to Each Purchase	9

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1	Representation and Warranties of the Issuer	9
Section 4.2	Representations, Warranties and Agreements of the Purchasers	11

ARTICLE V

GENERAL COVENANTS
Section 5.1	General Covenants of the Issuer	12

ARTICLE VI

INDEMNIFICATION
Section 6.1	Indemnities by the Issuer	12

ARTICLE VII

THE DEAL AGENTS
Section 7.1	Authorization and Action	13
Section 7.2	Delegation of Duties	14

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TABLE OF CONTENTS

(continued)

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SERIES 2006-2 NOTE PURCHASE AGREEMENT (as amended, modified and supplemented from time to time in accordance with the terms hereof, the “Agreement”), dated as of August 24, 2006, by and among:

(1) CLI FUNDING LLC, a limited liability company organized under the laws of the state of Delaware (the “Issuer”);

(2) CONTAINER LEASING INTERNATIONAL, LLC, a limited liability company organized and existing under the laws of the state of New York (the “Manager” or the “Seller”);

(3) the financial institutions listed on the signature pages of this Agreement under the heading “Liquidity Providers” and their respective successors and permitted assigns (the “Liquidity Providers”);

(4) VARIABLE FUNDING CAPITAL COMPANY LLC, a Delaware limited liability company (together with its successors and permitted assigns, “VFCC”), as a Conduit Purchaser;

(5) ASPEN FUNDING CORP., a Delaware corporation (together with its successors and permitted assigns, “Aspen”), as a Conduit Purchaser;

(6) WACHOVIA CAPITAL MARKETS, LLC (“WCM”), as deal agent (in its capacity as such, a “Deal Agent” and the “VFCC Deal Agent”);

(7) WACHOVIA BANK, NATIONAL ASSOCIATION (“WBNA”), as liquidity agent (in its capacity as such, a “Liquidity Agent” and the “VFCC Liquidity Agent”); and

(8) DEUTSCHE BANK AG, NEW YORK BRANCH (“DB”), as a deal agent (a “Deal Agent” and the “Aspen Deal Agent”) and as a liquidity agent (a “Liquidity Agent” and the “Aspen Liquidity Agent”).

WHEREAS, simultaneously with the execution hereof, the Issuer and the Indenture Trustee are entering into the Series 2006-2 Supplement issued pursuant to, and incorporating the terms of the Indenture pursuant to which the Issuer is issuing the Series 2006-2 Notes;

WHEREAS, the parties hereto wish to set forth the terms and conditions upon which each of the Conduit Purchasers will purchase a portion of the Series 2006-2 Notes;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the Second Amended and Restated Indenture, dated as of August 24, 2006 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), by and between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), or, if not defined therein as defined in the Series 2006-2 Supplement, dated as of August 24, 2006 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Supplement” or the “Series 2006-2 Supplement”), by and between the Issuer and the Indenture Trustee.

(b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Act: The Securities Act of 1933, as amended.

Advance: Any and all advances made by a Conduit Purchaser (or, if a Conduit Purchaser elects not to make an advance in its sole discretion, the Liquidity Provider(s) in its Related Group) pursuant to Section 2 of this Agreement.

Aspen Agent’s Account: For amounts payable to Aspen or any Person related to Aspen, Bank: Deutsche Bank AG, New York Branch; Address: 60 Wall Street, 19th Floor, Mail Stop: NYC60-1915, New York, New York 10005; ABA#: 026-003-780; DDA# (account number): 10-536680-0008; Reference: CLI Funding LLC; Account Name: Aspen Funding Corp., Attention: Luis Marin, or such other account as the Aspen Deal Agent may advise the Issuer in writing.

Assignment and Acceptance: Any properly completed Assignment and Acceptance in the form of Exhibit C hereto.

Collection Date: The date following the Conversion Date on which (i) the then unpaid principal balance of the Notes has been reduced to zero, (ii) the Purchasers have received all amounts of interest due in respect of the Notes and other amounts due to the Purchasers in connection with this Agreement, the Indenture, the Supplement and the other Series 2006-2 Transaction Documents and (iii) each party to this Agreement has received all amounts due to it in connection with this Agreement.

Commercial Paper: On any day, any commercial paper note issued by, or on behalf of, a Conduit Purchaser, including all such commercial paper notes so issued to re-finance matured commercial paper notes issued by, or on behalf of, such Conduit Purchaser.

Commitment: For each Conduit Purchaser, the commitment of such Liquidity Provider to fund Advances in an amount not to exceed the amount set forth opposite such Liquidity Provider’s name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

Competitor: Any Person engaged, as an active trade or business, in container leasing.

Conduit Purchaser: Each of VFCC, Aspen and any other Person that has the option to fund Advances based upon the CP Rate (whether or not such rate is actually charged to the Issuer) pursuant to this Agreement or a properly completed Related Group Addition Notice in the form of Exhibit B hereto and their successors and assigns.

Deal Agent: Any or all, as the context may require, of the following: (i) with respect to VFCC, Wachovia Capital Markets, LLC, (ii) with respect to Aspen, Deutsche Bank Securities Inc. and (iii) with respect to any other Conduit Purchaser, the Person acting as deal agent for such Conduit Purchaser pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto.

Eligible Assignee: Any of the following:  (a) a Person whose short-term rating is at least “A-1” from S&P and “P-1” from Moody’s, or whose obligations under this Agreement are unconditionally guaranteed by a Person whose short-term rating is at least “A-1” from S&P and “P-1” from Moody’s, (b) a Person whose long-term rating is at least “A” from S&P and “A-2” from Moody’s, or whose obligations under this Agreement are unconditionally guaranteed by a Person whole long-term rating is at least “A” from S&P and “A2” from Moody’s, or (c) such other Person reasonably satisfactory to the Purchasers, the Deal Agents, the Rating Agencies, and the Series Enhancer; provided, however, no Purchaser shall assign its Commitment to a Person that, at the time of such transfer, holds investments, more than 50% of the aggregate principal or commitment amount of which is guaranteed by Ambac (including, for purposes of such calculation, the full amount of the Commitment hereunder proposed to be assigned to such Person); provided, further, however, that nothing shall restrict any commercial paper conduit from assigning its Commitment to any Liquidity Provider.

Funding Notice: As defined in Section 2.1(b).

GAAP: Generally accepted accounting principles as in effect from time to time in the United States.

Indemnified Amounts: As defined in Section 6.1.

Indemnified Parties: As defined in Section 6.1.

Liquidity Agent: Any or all, as the context may require, of the following: (i) with respect to VFCC, the VFCC Liquidity Agent, (ii) with respect to Aspen, the Aspen Liquidity Agent and (iii) with respect to any other Conduit Purchaser, the Person acting as agent for its related Liquidity Providers pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto.

Liquidity Agreements: Any or all, as the context may require, of the VFCC Liquidity Agreement, and each other liquidity agreement or liquidity purchase agreement (however denominated) among a Liquidity Agent, one or more related Liquidity Providers, the related Conduit Purchaser and any other parties thereto, in each case as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time in accordance with its terms.

Liquidity Provider: All of the following: (1) each Liquidity Provider so listed on the signature pages of this Agreement and (2) each other institution that, pursuant to the terms of a Liquidity Agreement, agrees to fund Advances pursuant to a properly completed Related Group Addition Notice in the form of Exhibit B hereto or a properly completed Assignment and Acceptance in the form of Exhibit C hereto.

Notes: The Series 2006-2 Notes.

Percentage: With respect to any Purchaser as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the Purchaser’s Purchase Limit and the denominator of which is equal to the aggregate Purchase Limit for all Purchasers.

Purchase: The initial purchase by a Purchaser of all or a portion of the Notes from the Issuer and the payment of any additional Advance by a Purchaser.

Purchase Date: Any day on which a Purchaser makes a Purchase.

Purchase Limit: The maximum amount of Advances that a Conduit Purchaser may, in its sole discretion elect to (or, if such Conduit Purchaser elects, in its sole discretion, not to fund such Advance, the related Liquidity Provider(s) in the Related Group shall) fund to the Issuer hereunder. On the Closing Date, the aggregate Purchase Limit for all Conduit Purchasers and Liquidity Providers as of the Closing Date is Fifty Million Dollars ($50,000,000) and the specific Purchase Limits of each Related Group are Twenty-Five Million Dollars ($25,000,000) for VFCC and its Related Group and Twenty-Five Million Dollars ($25,000,000) for Aspen and its Related Group. The Purchase Limit for any Conduit Purchaser and its Related Group may equal such other amount as may be agreed to in writing among the Issuer, the respective Liquidity Agent and the respective Deal Agent; provided, however, that at all times, on or after the Conversion Date for a Purchaser, the “Purchase Limit” shall mean the then aggregate unpaid principal amount of the Notes owned by such Purchaser and, provided, further, that the “Purchase Limit” may be reduced solely in accordance with the provisions of Section 2.3 and increased solely in accordance with the provisions of Section 401 of the Series 2006-2 Supplement. The specific Purchase Limits referenced in this definition shall be automatically updated upon recordation by the Note Registrar, in accordance with the terms hereof, of any Assignment and Acceptance or Related Group Addition Notice.

Purchasers: Collectively, the Conduit Purchasers and the Liquidity Providers and any other Person that may agree from time to time, pursuant to the pertinent Assignment and Acceptance or Related Group Addition Notice, to fund an Advance hereunder and their successors and assigns.

Rating Agency: Each of S&P, Moody’s and any other rating agency that has issued an outstanding rating with respect to the Commercial Paper notes issued by, or on behalf of, a Conduit Purchaser.

Register: As defined in Section 8.1(c).

Related Group: For each Conduit Purchaser, such Conduit Purchaser and its related Deal Agent, Liquidity Agent and Liquidity Providers and the term “related” shall have the correlative meaning. On the Closing Date, VFCC, the VFCC Deal Agent, the VFCC Liquidity Agent, and any other Liquidity Provider for VFCC are deemed to be “related” as one group; Aspen, the Aspen Deal Agent, the Aspen Liquidity Agent and any other Liquidity Provider for Aspen are deemed to be “related” as a second group; and for any other Conduit Purchaser, such Conduit Purchaser and its Deal Agent, Liquidity Agent and Liquidity Providers shall be deemed to be “related” as another group.

Related Group Addition Notice: The notice substantially in the form of Exhibit B hereto.

Scheduled Expiration Date: August 21, 2008 or such later date as it may be extended in accordance with the provisions of Section 2.1(c).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Termination Date: With respect to a Purchaser, the earliest to occur of (a) the occurrence of an Event of Default or (b) the occurrence of a Conversion Event.

UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

VFCC Agent’s Account: For amounts payable to VFCC or any Person related to VFCC, Wachovia Bank, National Association; Address: Wachovia Bank, National Association, One Wachovia Center, TW10, Charlotte, North Carolina 28288 ABA#: 053 000 219; DDA# (account number): 2000002391825; Reference: CLI Funding LLC; Account Name: VFCC CP Liability Account, or such other account as the VFCC Deal Agent may advise the Issuer in writing.

VFCC Liquidity Agreement: The Liquidity Purchase Agreement, dated as of August 24, 2006, among VFCC, the VFCC Liquidity Agent, the VFCC Deal Agent and the Investors named therein, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time in accordance with its terms.

Section 1.2 Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in the UCC in effect in the state of New York and not specifically defined herein, are used herein as defined therein.

Section 1.3 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

ARTICLE II

THE PURCHASE FACILITY

Section 2.1 Sale and Delivery of the Note.

(a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Issuer agrees to deliver, on the Closing Date, to the VFCC Deal Agent, as agent on behalf of VFCC and its related Liquidity Providers, a Note with a maximum aggregate principal amount of up to Twenty-Five Million Dollars ($25,000,000) and to the Aspen Deal Agent, as agent on behalf of Aspen and its related Liquidity Providers, a Note with a maximum principal amount of up to Twenty-Five Million Dollars ($25,000,000). Each of such Notes shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of the VFCC Deal Agent or its nominee, on behalf of VFCC, or the Aspen Deal Agent or its nominee, on behalf of Aspen, as the case may be. The unpaid principal balance of the Notes will be increased and decreased from time to time in accordance with the terms hereof and of the Supplement. On the Closing Date, each of the Aspen Deal Agent and the VFCC Deal Agent shall take delivery of the applicable Note and maintain custody thereof on behalf of Aspen and VFCC, respectively. The failure of any Related Group to make an Advance shall not impose an obligation on any non-defaulting Related Group to make an Advance of such shortfall.

In connection with any transfer of a Note (including the related Series 2006-2 Note Existing Commitment) made in accordance with the Series 2006-2 Supplement and the Indenture, the Issuer agrees, against surrender of the original Note, to deliver a Note in the name of such transferee or its nominee on behalf of such transferee and its Related Group in the maximum aggregate principal amount specified in the related Assignment and Acceptance and, if such principal amount is less than 100% of the amount of the original Note, to deliver a replacement Note in the name of the transferor on behalf of it and its Related Group in the amount not transferred. Any such assignment of a Series 2006-2 Note and all or a portion of the Series 2006-2 Note Existing Commitment of a Series 2006-2 Noteholder may be effected by the execution and delivery to the Issuer, Series Enhancer and the Indenture Trustee of an Assignment and Acceptance and a Related Group Addition Notice.

(b) On the terms and conditions hereinafter set forth, the Issuer may request the Purchasers to make an Advance (each such request, a “Funding Notice”), each such Funding Notice to be on the terms and conditions set forth herein and in the Indenture and the Supplement and substantially in the form of Exhibit A hereto. On any day prior to the Termination Date applicable and subject to the satisfaction of the terms and conditions set forth herein (including, without limitation, Section 2.1), each Conduit Purchaser or, if a Conduit Purchaser elects, in its sole discretion, not to make such Advance, the Liquidity Providers in its Related Group, shall make a Purchase two (2) Business Days after receipt of a properly completed Funding Notice (Funding Notices received prior to noon on such Business Day shall be deemed received on such Business Day and Funding Notices received after such time shall be deemed received the following Business Day), in each case of its Percentage of the Advance requested under a Funding Notice from time to time during the period from the date hereof to but not including the Termination Date provided, however, that (1) no Purchaser shall be obligated to make more than two (2) Advances in any calendar month, and (2) each Advance by a Related Group shall be for an amount (A) not less than the lesser of (x) its then unused Note Existing Commitment and (y) such Related Group’s Percentage of Five Million Dollars ($5,000,000), and (B) not greater than the Availability of such Related Group on such Business Day. In the event that any Purchaser fails to make an Advance in accordance with its Note Existing Commitment, the other Purchaser shall not be obligated to fund the Percentage of the defaulted Purchaser(s). Prior to executing a Related Group Addition Notice, each Conduit Purchaser or, if such Conduit Purchaser elects, in its sole discretion, not to make such Purchase, the Liquidity Providers in its Related Group shall purchase from the Conduit Purchasers and Liquidity Providers of the applicable existing Related Group, its ratable share of all outstanding Advances made by such existing Conduit Purchaser and related Liquidity Providers, respectively.

(c) The Issuer may, within 60 days, but no later than 45 days, prior to August 21, 2008 (the “Scheduled Expiration Date”) (or such shorter period, as has been approved by the related Deal Agents), by written notice to the related Deal Agents, with a copy to the Indenture Trustee and the Series Enhancer, request the Conduit Purchasers and the related Liquidity Providers to extend the Scheduled Expiration Date for an additional period of up to 364 days from the date on which the renewal is approved. Each Conduit Purchaser and Liquidity Provider shall make a determination, in its sole discretion, within 30 days of its receipt of the Issuer’s request, as to whether or not it will agree to extend such Scheduled Expiration Date; provided, however, that the failure of a Conduit Purchaser or a Liquidity Provider to make a timely response to the Issuer’s request for extension of the Scheduled Expiration Date shall be deemed to constitute a refusal by such Conduit Purchaser or such Liquidity Provider, as the case may be, to extend the Scheduled Expiration Date. Each such extension of the Scheduled Expiration Date shall become effective only upon prior satisfaction of all of the following conditions: (A) the prior unanimous consent of (i) each Conduit Purchaser and (ii) 100% of the Liquidity Provider(s) in its Related Group has been obtained; (B) written confirmation to the Issuer by each Deal Agent, on behalf of its related Conduit Purchaser and Liquidity Providers, of their agreement to such extension or renewal; (C) receipt by each Deal Agent of any fees required to be paid in connection with such extension or renewal; (D) the Series Enhancer shall have given its prior written consent to such extension and amended the terms of the Policy to reflect the corresponding extension of the Legal Final Maturity Date of the Series 2006-2 Notes; and (E) the satisfaction of the Rating Agency Condition. The condition precedent in clause (D) cannot be waived or amended without the prior written consent of the Series Enhancer in each instance.

Section 2.2 Reserved.

Section 2.3 Reduction of the Unused Purchase Limit; Termination of Commitment.

(a) The Issuer may, upon at least 30 days’ written notice to the Deal Agents, with a copy to the Indenture Trustee and the Series Enhancer for Series 2006-2, terminate in whole or reduce in part the unused Purchase Limit; provided, however, that each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be allocated pro rata among the Notes (based on the then current maximum principal amount of each such Note). Each notice of reduction or termination pursuant to this Section 2.3 shall be irrevocable. Notwithstanding the foregoing, the Issuer may on any Payment Date reduce to zero and terminate the Purchase Limit under the Supplement, upon (i) at least five (5) Business Days’ prior written notice to the Deal Agents, with a copy to the Indenture Trustee, specifying the proposed Payment Date of such termination, and (ii) payment in full of (A) the principal of, and premium, if any, and interest on, the Notes and (B) Breakage Costs, if any, and all other Outstanding Obligations of the Issuer under the Indenture and this Agreement.

(b) The Issuer may, on any Payment Date, terminate all of the Note Existing Commitment (but not less than all) of any Related Group, (each such group, a “Terminating Group”) upon (i) the consent of the Deal Agent for each non-Terminating Group, (ii) at least five (5) Business Days’ prior written notice to the Indenture Trustee and the Series Enhancer, specifying the proposed Payment Date of such termination, and (iii) payment in full of (A) the principal of and interest on, the Notes of the Terminating Group (without premium or penalty) (which may be funded through Advances from the non-terminating Groups) and (B) Breakage Costs, if any, and all other Outstanding Obligations of the Issuer and the Manager under the Indenture and this Agreement owed to the members of the Terminating Group. Concurrently with the effectiveness of such termination, the Percentages of the remaining Purchasers shall be recalculated to give effect to such termination. Notwithstanding anything in the Indenture or this Agreement to the contrary, the payments in referenced in clause (iii) above shall be made to the Deal Agent for the Terminating Group without regard for ratable distribution of such payments among the Series 2006-2 Notes.

Section 2.4 Payments.

Unless otherwise expressly provided herein, in the Indenture or in the Series 2006-2 Supplement, all amounts to be paid or deposited by the Issuer or any other Person hereunder or pursuant to the Indenture or Supplement shall be paid or deposited to the Aspen Agent’s Account, the VFCC Agent’s Account, or with respect to any other Deal Agent, such account as the Deal Agent may advise the Issuer, as applicable.

ARTICLE III

CONDITIONS OF PURCHASES

Section 3.1 Conditions Precedent to Initial Purchase.

The initial Purchase hereunder is subject to the satisfaction, on or before the date of such Purchase, as determined by each Deal Agent, of each condition precedent listed in Schedule I and in Section 501 of the Series 2006-2 Supplement.

Section 3.2 Conditions Precedent to Each Purchase.

Each Purchase (including the initial Purchase) from the Issuer shall be subject to the satisfaction of the conditions precedent set forth in Section 502 of the Series 2006-2 Supplement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representation and Warranties of the Issuer.

The representations and warranties of the Issuer contained in Article VI of the Series 2006-2 Supplement and all of the other Series 2006-2 Transaction Documents to which the Issuer is a party are hereby incorporated herein by reference and made for the benefit of the parties hereto, with the same force and effect as if such representations and warranties were set forth herein in full. In addition, the Issuer represents and warrants, as to itself, as follows:

(a) Legal Proceedings. There are no proceedings or investigations to which the Issuer is a party pending, or, to the Issuer’s best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of any of the Series 2006-2 Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Series 2006-2 Transaction Documents, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, the Series 2006-2 Transaction Documents or (iv) which would be reasonably likely to have a material and adverse effect on the Issuer’s ability to perform its obligations under the Series 2006-2 Transaction Documents.

(b) Information. All written information, exhibits, financial statements, documents, books, records and reports furnished, or to be furnished, to any Deal Agent or any Purchaser by, or on behalf of, the Issuer, taken as a whole, do not contain any untrue statement of or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(c) Bulk Sales. The execution, delivery and performance of the Series 2006-2 Transaction Documents do not require compliance by the Issuer with any “bulk sales” or analogous law.

(d) Solvency. The Issuer is solvent and the transactions under this Agreement and the Series 2006-2 Transaction Documents do not and will not impair such solvent state.

(e) Contribution and Sale Agreement. The Contribution and Sale Agreement is the only agreement pursuant to which the Issuer purchased the Sold Assets. The representations and warranties of the Issuer contained in the Contribution and Sale Agreement are each true and correct on and as of the date hereof, and each such representation and warranty is made by the Issuer for the benefit of the parties hereto, as if set forth herein in full, together with the related definitions and analogous provisions.

(f) Value Given. The Issuer shall have given reasonably equivalent value in consideration for the transfer to the Issuer of the Sold Assets acquired by it, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(g) Accounting. The Issuer accounts for the transfers of the containers under the Contribution and Sale Agreement to the Issuer as a capital contribution of such Containers consistent with GAAP and with the requirements set forth herein.

(h) Security Interest. All of the representations and warranties of the Issuer set forth in Section 621 of the Series 2006-2 Supplement are hereby incorporated by reference mutatis mutandis.

(i) Investments. The Issuer does not own or hold, directly or indirectly, any Investment in any Person other than an Eligible Investment.

(j) Accuracy of Representations and Warranties. Each representation and warranty made by the Issuer contained herein or in any Series 2006-2 Transaction Document or in any certificate or other document furnished by it pursuant hereto or to any Series 2006-2 Transaction Document or in connection herewith or therewith is true and correct in all material respects as of the date hereof (except for representations and warranties which relate to a specific date, which shall be true and correct as of such date).

(k) Offer and Sale. Neither the Issuer nor any Person acting on behalf of the Issuer has offered to sell the Notes by any form of general solicitation or general advertising. Neither the Issuer or any Person acting on behalf of the Issuer has offered or sold the Notes or other similar security in any manner that would render the issuance and sale of the Notes a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any Person to act in such manner.

(l) Trust Indenture Act. The Indenture does not need to be qualified as an “indenture” under the Trust Indenture Act of 1939, as amended.

(m) Use of Proceeds. No portion of the proceeds of the Note(s) or Advances shall be used, directly or indirectly, to purchase or carry any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to advance funds to other for such purpose.

The representations and warranties set forth in this section shall survive the initial Purchase of the Notes and any future Purchases. Upon discovery by the Issuer, the Manager, any Purchaser, any Liquidity Agent or any Deal Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 4.2 Representations, Warranties and Agreements of the Purchasers.

Each Purchaser hereby represents and warrants to, and agrees with, the Issuer that:

(a) The Purchaser understands that the Note (or interest therein) purchased by it has not been registered under the Act or the securities laws of any state and, if the Note is not then registered under applicable federal and state securities law (which registration the Issuer is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Note or any portion thereof except in a transaction which is exempt from such registration.

(b) The Purchaser is acquiring its interest in the Notes for its own account, and not as a nominee for any other Person, and the Purchaser is not acquiring the Note with a present view to or for sale or transfer in connection with any distribution of the Note under the Act, provided, however, that the disposition of its property shall at all times be within its control.

(c) The Purchaser is an “accredited investor,” as defined in Regulation D under the Act, that is experienced in making investments such as the Advances and is able to evaluate the merits and risks involved in making such investment.

(d) The Purchaser represents that either (1) it is not, and is not acting on behalf of, a Plan or a governmental, church or non-U.S. Plan which is subject to any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and no part of the assets to be used by it to purchase or hold the Notes or any interest therein constitutes the assets of any Plan or such a governmental, church or non-U.S. plan; or (2) (A) the acquisition, holding and disposition of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan, a violation of any similar federal, state, local or non-U.S. law) and (B) such Series 2006-2 Note is rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of the regulations issued by the U.S. Department of Labor, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Series 2006-2 Notes, such Person may provide the Indenture Trustee and Series Enhancer with an Opinion of Counsel (in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee), which Opinion of Counsel will not be at the expense of the Issuer, the Seller, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2006-2 Note or interest therein is permissible under Applicable Law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. Plan, a violation of any similar federal, state, local or non-U.S. law) and will not subject the Issuer, the Seller, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture.

ARTICLE V

GENERAL COVENANTS

Section 5.1 General Covenants of the Issuer.

The Issuer covenants, as follows:

(a) The Issuer hereby agrees to notify the Deal Agents, as soon as possible, and in any event within five (5) days after written notice to the Issuer, of (a) the occurrence of any Event of Default, Manager Default or Early Amortization Event, (b) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, Manager Default or Early Amortization Event, (c) the failure of the Issuer or the Manager to observe any of its material undertakings under the Series 2006-2 Transaction Documents, or (d) any change in the status or condition of the Issuer or the Manager or the Collateral that would reasonably be expected to materially and adversely affect the Issuer’s or the Manager’s ability to perform its obligations under the Series 2006-2 Transaction Documents.

(b) The Issuer agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act.

(c) The Issuer shall forward copies of all notices or other communications that it delivers to any party under the Series 2006-2 Transaction Documents to each of the Deal Agents.

(d) The Issuer will not, directly or indirectly, pay or permit to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, Lien, restrictive covenant or other preferential arrangement of any kind or description (collectively, “Consideration”) to any holder of any Note issued, or to be issued under, the Indenture or to any other Person as consideration for or as an inducement to the entering into of any indulgence, waiver, consent, supplement or amendment of any kind or description (collectively, “Changes”) of any of the terms and provisions hereof or of any other Transaction Document unless such Consideration is concurrently paid, or granted, on the same terms, ratably to each holder of the Series 2006-2 Notes then Outstanding even if such holder did not consent to such Change; provided, however, that nothing contained herein shall be construed as prohibiting the payment of any fees, interest or indemnities in connection with the issuance of an additional Series of Notes or the issuance of additional Notes pursuant to the terms of the Series 2006-2 Supplement.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnities by the Issuer.

Without limiting any other rights which the Deal Agents, the Liquidity Agents, the Purchasers or any of their respective Affiliates may have, hereunder or under Applicable Law, the Issuer hereby agrees to indemnify each of the Deal Agents, the Liquidity Agents, the Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of, or resulting from the breach by the Issuer of any representation, warranty, covenant or obligation of the Issuer of, this Agreement, any Series 2006-2 Transaction Document or the Notes, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party.

Any amounts subject to the indemnification provisions of this Section 6.1 shall be paid by the Issuer to the Indemnified Party within ten (10) Business Days following the Issuer’s receipt from the Indemnified Party (or its Deal Agent) of evidence, reasonably satisfactory to the Issuer, of the nature and amount of such Indemnified Amounts. Notwithstanding anything to the contrary, the Issuer’s obligations to make payments under this Section 6.1 shall be limited solely to funds available from time to time for such purpose pursuant to Section 302 of the Indenture and Section 302 of the Supplement and to the extent that funds are not available to pay such claim pursuant to such sections, such obligations shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral.

ARTICLE VII

THE DEAL AGENTS

Section 7.1 Authorization and Action.

(a) Each Purchaser hereby designates and appoints its related Deal Agent as a Deal Agent hereunder, and authorizes its related Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agents by the terms of this Agreement together with such powers as are reasonably incidental thereto. Each Purchaser and each Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or any other Deal Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of a Purchaser or a Deal Agent shall be read into this Agreement or otherwise exist for any Purchaser or any Deal Agent. In performing its functions and duties hereunder, each Deal Agent shall act solely as agent for its related Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or the Manager or any of their respective successors or assigns. The Deal Agents shall not be required to take any action which exposes the Deal Agents to personal liability or which is contrary to this Agreement, any other Series 2006-2 Transaction Document or Applicable Law. The appointment and authority of the Deal Agents hereunder shall terminate at the indefeasible payment in full of all amounts due under the Notes and the Related Documents.

(b) Each Liquidity Provider hereby designates and appoints its related Liquidity Agent as its Liquidity Agent hereunder, and authorizes such Liquidity Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Liquidity Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. Such Liquidity Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Liquidity Provider, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Liquidity Agent shall be read into this Agreement or otherwise exist for such Liquidity Agent. In performing its functions and duties hereunder, such Liquidity Agent shall act solely as agent for its related Liquidity Providers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or the Manager or any of their respective successors or assigns. Such Liquidity Agent shall not be required to take any action which exposes such Liquidity Agent to personal liability or which is contrary to this Agreement, any other Series 2006-2 Transaction Document or Applicable Law. The appointment and authority of such Liquidity Agents hereunder shall terminate at the indefeasible payment in full of all amounts due under the Notes and the Related Documents.

Section 7.2 Delegation of Duties.

Each Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

Section 7.3 Exculpatory Provisions.

The Deal Agents and any of their directors, officers, agents or employees shall not be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or the breach of their obligations expressly set forth in this Agreement) or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agents shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer or the Manager. The Deal Agents shall not be deemed to have knowledge of any Event of Default, Manager Default or Early Amortization Event unless the Deal Agents have received notice from the Issuer, the Indenture Trustee or a Purchaser.

Section 7.4 Reserved.

Section 7.5 Reserved.

Section 7.6 Reserved.

Section 7.7 Deal Agent Individual Capacities.

The Deal Agents, the Liquidity Agents and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer, the Manager or any Affiliate thereof as though the Deal Agents or the Liquidity Agents, as the case may be, were not the Deal Agents or the Liquidity Agents, as the case may be, hereunder. With respect to the acquisition of the Notes pursuant to this Agreement, the Deal Agents, the Liquidity Agents and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Deal Agents or the Liquidity Agents, as the case may be, and the terms “Liquidity Provider,” “Purchaser,” “Liquidity Providers” and “Purchasers” shall include the Deal Agents, or the Liquidity Agents, as the case may be, in their individual capacity, if the Deal Agents or the Liquidity Agents, as the case may be, become Liquidity Providers or Purchasers (as applicable) hereunder.

Section 7.8 Successor Deal Agents or Liquidity Agents.

(a) Each Deal Agent may, upon 5 days written notice to the Issuer and the related Purchasers, and each Deal Agent will, upon the direction of all its related Purchasers resign as a Deal Agent. If such Deal Agent shall resign, then the Purchasers related to such Deal Agent during such 5-day period shall appoint a successor agent. If for any reason no successor Deal Agent is appointed during such 5-day period, then effective upon the expiration of such 5-day period, the Purchasers related to such Deal Agent shall perform all of the duties of such Deal Agent hereunder and the Issuer shall make all payments in respect of the related Note and any amount due at any time hereunder directly to the applicable Purchasers and for all purposes shall deal directly with such Purchasers. After the retiring Deal Agent’s resignation hereunder, the provisions of this Agreement shall inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.

(b) Each Liquidity Agent may, upon 5 days written notice to the Issuer, the Series Enhancer, the Deal Agents and the related Liquidity Providers, and each Liquidity Agent will, upon the direction of all its related Liquidity Providers (other than such Liquidity Agent, in its individual capacity), resign as Liquidity Agent. If such Liquidity Agent shall resign, then its related Purchasers during such 5-day period shall appoint a successor Liquidity Agent. If for any reason no successor Liquidity Agent is appointed by the applicable Purchasers during such 5-day period, then effective upon the expiration of such 5-day period, the related Liquidity Providers shall perform all of the duties of its related Liquidity Agent hereunder and the Issuer shall make all payments in respect of the related Note and any amount due at any time hereunder directly to the applicable Liquidity Provider and for all purposes shall deal directly with the Liquidity Providers. After any retiring Liquidity Agent’s resignation hereunder as Liquidity Agent, the provisions of this Agreement shall inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement.

ARTICLE VIII

ASSIGNMENTS; PARTICIPATIONS

Section 8.1 Assignments and Participations.

(a) Each Liquidity Provider may upon at least 10 days written notice to its related Conduit Purchasers, the related Deal Agent, the related Liquidity Agent, the Issuer, the Series Enhancer, the Manager, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Liquidity Provider’s rights and obligations under this Agreement, (ii) the amount of the Commitment being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance described below with respect to such assignment) shall in no event be less than the lesser of (A) $5,000,000 or any higher integral multiple of $1,000,000 and (B) the full amount of the assigning Liquidity Provider’s Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the related Deal Agent and Liquidity Agent, for their acceptance and for recording by the Deal Agent in the Register, an Assignment and Acceptance in the form of Exhibit C hereto, together with a processing and recordation fee to the related Deal Agent of $5,000 or such lesser amount as shall be approved by the related Deal Agent and (v) the parties to each such assignment shall have agreed to reimburse the related Deal Agent, Liquidity Agent and Conduit Purchaser for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the related Deal Agent, Liquidity Agent and Conduit Purchasers) incurred by the related Deal Agent, Liquidity Agent and Conduit Purchasers, respectively, in connection with such assignment, and, provided, further, that upon the effective date of such assignment each related Conduit Purchaser’s internal control conditions shall be satisfied (including all conditions precedent specified in the related Liquidity Agreement). Upon such execution, delivery and acceptance by the related Deal Agent and Liquidity Agent and the recording by the related Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the later of date of acceptance thereof by the related Deal Agent or Liquidity Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Liquidity Provider hereunder and (ii) the Liquidity Provider assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement except with respect to actions theretofore taken (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Liquidity Provider’s rights and obligations under this Agreement, such Liquidity Provider shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Liquidity Provider assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Liquidity Provider makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Liquidity Provider makes no representation or warranty and assumes no responsibility with respect to the financial condition of the related Conduit Purchaser(s) or the performance or observance by the related Conduit Purchaser(s) of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; such assignee will, independently and without reliance upon any assignor or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Liquidity Provider and such assignee confirm that such assignee is an Eligible Assignee; such assignee appoints and authorizes each of the related Deal Agent and Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Liquidity Provider and (viii) such assignee makes each of the representations and warranties contained in Section 4.2.

(c) Each Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the related Liquidity Providers and the Commitment of, and the interest in the Note owned by, each related Liquidity Provider from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Conduit Purchasers, the Issuer, the Manager and the Liquidity Providers may treat each Person whose name is recorded in the Register as a Liquidity Provider hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Conduit Purchasers, the Liquidity Agents, the Issuer, the Manager, the Series Enhancer or any Liquidity Provider at any reasonable time and from time to time upon reasonable prior notice.

(d) Subject to the provisions of Section 8.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Liquidity Provider and an assignee, the related Deal Agent and Liquidity Agent shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, accept such Assignment and Acceptance, and the related Deal Agent shall then record the information contained therein in the Register.

(e) Each Liquidity Provider may sell participations to up to 10 banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and each interest in the Notes owned by it); provided, however, that (i) such Liquidity Provider’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Liquidity Provider shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Deal Agents and the other Liquidity Providers shall continue to deal solely and directly with such Liquidity Provider in connection with such Liquidity Provider’s rights and obligations under this Agreement, and provided, further, that upon the effective date of such participation, each related Conduit Purchaser’s internal control conditions shall be satisfied (including all conditions precedent specified in the related Liquidity Agreement). Notwithstanding anything herein to the contrary, each participant shall have the rights of a Liquidity Provider (including any right to receive payment) under Sections 206, 207 and 208 of the Series 2006-2 Supplement; provided, however, that no participant shall be entitled to receive payment under such Sections in excess of the amount that would have been payable under such Sections by the Issuer to the Liquidity Provider granting its participation had such participation not been granted, and no Liquidity Provider granting a participation shall be entitled to receive payment under such Sections in an amount which exceeds the sum of (i) the amount to which such Liquidity Provider is entitled under such Sections with respect to any portion of any interest in the Notes owned by such Liquidity Provider which is not subject to any participation interest and (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 8.1, the participant’s rights as set forth in the agreement between such participant and the applicable Liquidity Provider to agree to or to restrict such Liquidity Provider’s ability to agree to any modification, waiver or release of any of the terms of this Agreement or any Series 2006-2 Transaction Document or to exercise or refrain from exercising any powers or rights which such Liquidity Provider may have under or in respect of this Agreement or any Series 2006-2 Transaction Document shall be limited to the right to consent to any of the matters set forth in Section 9.1 of this Agreement.

(f) Each Liquidity Provider may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Issuer, the Manager or the Conduit Purchasers furnished to such Liquidity Provider by or on behalf of the Issuer, the Manager or the Conduit Purchasers; provided that such assignee or participant or proposed assignee or participant executes an agreement for the benefit of the Issuer and the Manager, in form and substance reasonably satisfactory to the Issuer, agreeing to maintain the confidentiality of such information pursuant to the terms of Section 9.12 hereof, and provides a copy of such executed agreement to the Issuer.

(g) Nothing herein shall prohibit any Liquidity Provider from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 8.1 (a) or Section 8.1(b).

(h) Each Conduit Purchaser may at any time, without restriction except as set forth in Section 205 and Section 208 of the Indenture, assign, grant a security interest in or sell a participation interest in its Note and its rights and obligations under this Agreement (or portion thereof) to any Person (other than a Competitor). The assigning Conduit Purchaser shall give the Issuer and the Manager prompt written notice of any such assignment or sale of a participation interest, other than an assignment or sale of a participation to a Liquidity Provider.

(i) The Issuer may require any Related Group on any Payment Date to assign all (but not less than all) of their respective rights (other than rights to indemnity) and obligations under this Agreement to the Person or Persons designated by the Issuer (which Person shall be an Eligible Assignee), upon (a) at least five (5) Business Days’ prior written notice to the Deal

Agents, with a copy to the Indenture Trustee and the Series Enhancer, specifying the proposed Payment Date of such assignment and the names of and notice information (and other information as the Deal Agents may reasonably request) with respect to the assignees, and (b) payment in full of (i) the principal of and interest on, the Notes (without premium or penalty) and (ii) Breakage Costs, if any, and all other Outstanding Obligations of the Issuer and the Manager under the Indenture and this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments and Waivers.

(a) Except as provided in Section 9.1(b), no amendment, modification or waiver of any provision of this Agreement shall be effective without the written agreement of the Issuer, the Manager and Purchaser(s) representing more than 66 2/3% of (i) if Conversion Date has not occurred, the then Aggregate Series 2006-2 Note Existing Commitment or (ii) if the Conversion Date has occurred, the then Aggregate Series 2006-2 Note Principal Balance. In addition, any such modification, waiver or consent with respect to the provisions of this Agreement other than Articles VII and VIII shall require the prior written consent of the Series Enhancer in each instance. For the avoidance of doubt, the consent of the Series Enhancer shall not be required to any assignment of a Series 2006-2 Note made in accordance with the terms of this Agreement so long as such assignee is an Eligible Assignee. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No amendment, waiver or other modification of this Agreement shall:

(i) without the consent of each affected Purchaser and Deal Agent, (A) extend the Scheduled Expiration Date or the Termination Date, (B) consent to, or permit the transfer or assignment by the Issuer of any of its rights or obligations under this Agreement; (C) reduce any amount payable to the Deal Agents for the benefit of the Purchasers, (D) amend, modify or waive any provision of this Section 9.1(b), (E) increase the Commitment of any Purchaser, (F) amend this Agreement with respect to a matter that would require the consent of each affected Series 2006-2 Noteholder in accordance with Section 1002 of the Indenture or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (F) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of each affected Deal Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Deal Agent; or

(iii) without the written consent of each affected Liquidity Agent, amend, modify or waive any such provision of this Agreement if the effect thereof is to affect the rights or duties of the Liquidity Agent.

(c) Notwithstanding the foregoing provisions of this Section 9.1, without the consent of the Liquidity Providers, the Deal Agents may, with the consent of the Issuer, which consent will not be unreasonably withheld, enter into a Related Group Addition Notice in the form of Exhibit B solely to add additional Persons as Purchasers hereunder.

Section 9.2 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (b) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail.

Section 9.3 Ratable Payments.

If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Notes owing to such Purchaser in a greater proportion than that received by any other Purchaser, such Purchaser agrees, promptly upon demand, (a) in the case of a Conduit Purchaser, to purchase for cash without recourse or warranty a portion of the Notes held by the other Purchasers, and (b) in the case of a Liquidity Provider, take such actions as are required under its respective Liquidity Agreement, in each case so that after such purchase or action each Purchaser shall have received its ratable proportion of such payment; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 9.4 No Waiver; Remedies.

No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.5 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.6 Term of this Agreement.

This Agreement, including, without limitation, the Issuer’s and the Manager’s obligations to observe their covenants set forth in Article V, shall remain in full force and effect until the Collection Date; provided, however, that the obligations of the Issuer under Sections

206, 207 and 208 of the Series 2006-2 Supplement, the indemnification and payment provisions of Article VI and the provisions of Section 9.10 and Section 9.11 and the agreements of the parties contained in Sections 9.7, 9.8, 9.9 and 9.12 shall be continuing and shall survive any termination of this Agreement.

Section 9.7 GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE AND CITY OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 9.8 WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 9.9 Costs and Expenses.

(a) The Issuer agrees to pay on demand all reasonable costs and expenses (other than taxes) of the Deal Agents, the Liquidity Agents, the Purchasers, and their respective Affiliates, successors or assigns (including reasonable counsel’s fees and expenses), incurred in connection with the negotiation, execution, and delivery of this Agreement and the transactions contemplated hereby and/or the enforcement, administration (including periodic auditing and rating agency requirements), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Indenture, the Notes, any other Series 2006-2 Transaction Document and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for any Deal Agent, any Liquidity Agent, any Purchaser or any of their Affiliates with respect thereto and with respect to advising any Deal Agent, any Liquidity Agent, any Purchaser or any of their Affiliate as to their rights and remedies under this Agreement, the Series 2006-2 Transaction Documents and the other agreements executed pursuant hereto provided that the Issuer shall not be responsible for paying any expenses of a Purchaser or

Liquidity Provider incurred in connection with an assignment or participation pursuant to Section 8.1 (other than an assignment required pursuant to Section 8.1(j)).

(b) The Issuer shall pay the costs and expenses (other than taxes) of the Deal Agents, the Liquidity Agents, the Purchasers and their respective Affiliates, successors and assigns, including, without limitation, the costs and expenses of consulting with one or more Persons such as appraisers, accountants and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Deal Agents, the Liquidity Agents, the Purchasers and their respective Affiliates, successors and assigns hereunder or under any of the other Series 2006-2 Transaction Documents, including any review of factual matters in connection therewith, to the extent such costs and expenses are so incurred on or following the date of the occurrence of any Event of Default or Early Amortization Event or any event which, with the giving of notice or the passage of time or both, would be an Event of Default or Early Amortization Event. The Issuer shall pay all costs and expenses (other than taxes) of the Deal Agents, the Liquidity Agents, the Purchasers and their respective Affiliates, successors and assigns with respect to enforcing their respective rights and remedies as against the Issuer under this Agreement, the Indenture, any Note, any other Series 2006-2 Transaction Document and the other documents to be delivered hereunder or in connection herewith, or in connection with prosecuting or defending any claim in any way arising out of, related to, connected with, or enforcing against the Issuer or its Affiliates any provision of, this Agreement or any of the other Series 2006-2 Transaction Documents, or relating to, arising out of or in connection with any breach or alleged breach by the Issuer of any of its representations, warranties, obligations or covenants hereunder or under any other Series 2006-2 Transaction Document, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by and acting on behalf of the Deal Agents, the Liquidity Agents, the Purchasers and their respective Affiliates, successors and assigns.

(c) Any amounts subject to the provisions of this Section 9.9 shall be paid by the Issuer to the applicable Deal Agent within ten (10) Business Days following such Deal Agent’s written demand therefor. Notwithstanding anything to the contrary, the Issuer’s obligations to make payments under this Section 9.9 shall be limited solely to funds available from time to time for such purpose pursuant to Section 302 of the Indenture and Section 302 of the Supplement and to the extent that funds are not available to pay such claim pursuant to such sections, such obligations shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer or the Collateral.

Section 9.10 No Proceedings.

(a) Each of the Issuer, the Deal Agents, the Conduit Purchasers, the Liquidity Agents, the Seller and the Manager hereby agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, insolvency, winding up, dissolution, receivership, conservator ship or other similar proceeding or action so long as any Commercial Paper issued by the Conduit Purchasers shall be outstanding or there shall not have elapsed one year and one day since the last day on which either (A) any such Commercial Paper shall have been outstanding or (B) any other obligations of the Issuer under the Related Documents have been paid in full.

(b) In addition, each Deal Agent, each Liquidity Agent and each Purchaser agrees that all amounts owed to it by the Issuer under this Agreement, including without limitation, under Sections 6.1 and 9.9, shall be payable solely from amounts that become available for such payment pursuant to Section 302 of the Series 2006-2 Supplement and Section 302 of the Indenture, and no such obligations shall constitute a “claim” (as defined in Section 105 of the Bankruptcy Code) against the Issuer to the extent that they are in excess of the amounts available for payment.

(c) Each Conduit Purchaser, Deal Agent, Liquidity Agent and Liquidity Provider shall be deemed to covenant and agree that it will not institute against the Issuer any bankruptcy, reorganization arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Note of any Series was Outstanding and all amounts payable to the Series Enhancer under the Related Documents have been paid in full.

Section 9.11 Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee, manager or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it has expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee, manager or director of such party or of any such administrator, as such, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.11 shall survive the termination of this Agreement.

(b) Notwithstanding anything contained in this Agreement or any other Series 2006-2 Transaction Document, no Conduit Purchaser shall have any obligation to pay any amount required to be paid by it hereunder or thereunder to any of any Liquidity Agent or any Deal Agent, or to any other Person, in excess of any amount available to such Conduit Purchaser after paying or making provision for the payment of its Commercial Paper. All payment obligations of a Conduit Purchaser hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper; and each of the Issuer, the Manager, the Liquidity Agent, each Deal Agent and each Liquidity Provider agrees that they shall not have a claim under Section 101(5) of the United State Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to a Conduit Purchaser to pay such amounts after paying or making provision for the payment of its Commercial Paper.

Section 9.12 Confidentiality.

(a) Each of the Issuer, the Seller, the Manager, the Indenture Trustee, the Conduit Purchasers, the Deal Agents, the Purchasers, the Liquidity Agents, the Liquidity Providers and the Noteholders shall maintain and shall cause each of its directors, employees and officers to maintain the confidentiality of this Agreement and all confidential, nonpublic information with respect to the other parties, including all information regarding the business of the Issuer or the Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors, credit enhancers to the Conduit Purchasers and the agents or advisors of such Persons, including for the avoidance of doubt (“Excepted Persons”), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Issuer, the Seller, the Manager, the Indenture Trustee, the Conduit Purchasers, the Deal Agents, the Purchasers, the Liquidity Agents, the Liquidity Providers and the Noteholders that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Issuer and its Affiliates, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Related Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Interest Rate Hedge Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this Section 9.12 include, without limitation, all fees and other pricing terms.

(b) Anything herein to the contrary notwithstanding, the Issuer, the Seller and the Manager each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agents, the Liquidity Agents, the Conduit Purchasers, the Liquidity Providers, the Noteholders, the Purchaser(s), and the Indenture Trustee by each other, (ii) by any Deal Agent, Conduit Purchaser, Noteholder or Liquidity Provider to any prospective or actual assignee or participant of any of them or (iii) by any Deal Agent, Liquidity Agent, Liquidity Provider, Purchaser, Noteholder or Conduit Purchaser to the Series Enhancer, any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser or Noteholder and to any officers, directors, employees, outside accountants, advisors, and attorneys of any of the foregoing, provided that such disclosure will not cause the offering of the Notes to be required to be registered under the Act and each such Person is informed of the confidential nature of such information. In addition, the Liquidity Providers, the Noteholders, the Liquidity Agents, the Conduit Purchasers (and any credit enhancer to a Conduit Purchaser), the Purchasers and the Deal Agents may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative, regulatory or self-regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known other than pursuant to a breach of this Section 9.12, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any respects of any Noteholder’s, Purchaser’s, Deal Agent’s, Liquidity Agent’s, Liquidity Provider’s, Conduit Purchaser’s (or any credit enhancer to a Conduit Purchaser) or the Indenture Trustee’s business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which such Noteholder, Purchaser, Deal Agent, Liquidity Agent, Liquidity Provider, Conduit Purchaser (or credit enhancer to a Conduit Purchaser), Indenture Trustee or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Issuer or the Manager or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of any Noteholder having a need to know the same, provided that such Noteholder, Purchaser, Deal Agent, Liquidity Agent, Liquidity Provider, Conduit Purchaser, or Indenture Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Issuer or the Manager.

(d) Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement and the Series 2006-2 Transaction Documents, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all Persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For purposes of this authorization, the “tax treatment” of a transaction means the purported or claimed tax treatment of the transaction, and the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction contemplated by the Series 2006-2 Transaction Documents. None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

Section 9.13 Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Delivery of an executed counterpart by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. This Agreement and the other documents executed in connection with the transactions contemplated hereby contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 9.14 Third Party Beneficiary. The Series Enhancer shall be a third party beneficiary with respect to the provisions of this Agreement (other than the provisions of Articles VII and VIII) and shall be entitled to rely on all representations and warranties, covenants and agreements contained herein, and in the Indenture to the extent related hereto, as if made directly to it and as if it were a party hereto.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ISSUER:	CLI FUNDING LLC

By:
Name:
Title:

Address:	1 Maynard Drive Park Ridge, NJ 07656

Attention:	Mr. David Doorley
Facsimile:	(201) 391-0356
Telephone:	(201) 391-0800

MANAGER:	CONTAINER LEASING INTERNATIONAL, LLC

By:
Name:
Title:

Address	1 Maynard Drive Park Ridge, NJ 07656

Attention:	Mr. David Doorley
Facsimile:	(201) 391-0356
Telephone:	(201) 391-0800

SERIES 2006-2 NOTE PURCHASE AGREEMENT

CONDUIT PURCHASERS:	VARIABLE FUNDING CAPITAL COMPANY, LLC, as a Conduit Purchaser

	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

By:
Name:
Title:

Variable Funding Capital Corporation
c/o Wachovia Capital Markets, LLC
301 S. College St., TW10
Charlotte, North Carolina 28288-0610

Attention:  Conduit Administration
Facsimile Number: (704) 374-2520
Telephone Number: (704) 383-6036

SERIES 2006-2 NOTE PURCHASE AGREEMENT

ASPEN FUNDING CORP., as a Conduit Purchaser

By:
Name:
Title:

Aspen Funding Corp c/o AMACAR Group, LLC 6525 Morrison Boulevard Suite 318 Charlotte, North Carolina 28211
Attention: Evelyn Echevarria
Tel: (704) 365-0569
Fax: (704) 365-1362

With a copy to:

Deutsche Bank AG, New York Branch 60 Wall Street, 19th Floor Mail Stop: NYC60-1915 New York, New York 10005 Attention: Mary Conners Tel: (212) 250-4731 Fax: (212) 797-5150

SERIES 2006-2 NOTE PURCHASE AGREEMENT

THE LIQUIDITY PROVIDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION

Liquidity Commitment: $25,000,000
By:
Name:
Title:

Wachovia Bank, National Association One Wachovia Center, TW10 Charlotte, North Carolina 28288
Attention: Mr. Daniel Miller
Facsimile Number: (704) 374-3254

SERIES 2006-2 NOTE PURCHASE AGREEMENT

Liquidity Commitment: $25,000,000	DEUTSCHE BANK AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Deutsche Bank AG, New York Branch 60 Wall Street, 19th Floor Mail Stop: NYC60-1915 New York, New York 10005
Attention: Mary Conners
Tel: (212) 250-4731
Fax: (212) 797-5150

SERIES 2006-2 NOTE PURCHASE AGREEMENT

THE DEAL AGENTS:	DEUTSCHE BANK AG, NEW YORK BRANCH, as the Aspen Deal Agent

By:
Name:
Title:

By:
Name:
Title:

Deutsche Bank AG, New York Branch 60 Wall Street, 19th Floor Mail Stop: NYC60-1915 New York, New York 10005
Attention: Mary Conners
Tel: (212) 250-4731
Fax: (212) 797-5150

SERIES 2006-2 NOTE PURCHASE AGREEMENT

WACHOVIA CAPITAL MARKETS, LLC, as the VFCC Deal Agent

By:
Name:
Title:

Wachovia Capital Markets, LLC 301 S. College St., TW10 Charlotte, North Carolina 28288-0610
Attention: Conduit Administration
Facsimile Number: (704) 374-2520
Telephone Number: (704) 383-6036

SERIES 2006-2 NOTE PURCHASE AGREEMENT

THE LIQUIDITY AGENTS:	DEUTSCHE BANK AG, NEW YORK BRANCH (“Aspen Liquidity Agent”)

By:
Name:
Title:

By:
Name:
Title:

Deutsche Bank AG, New York Branch 60 Wall Street, 19th Floor Mail Stop: NYC60-1915 New York, New York 10005
Attention: Mary Conners
Tel: (212) 250-4731
Fax: (212) 797-5150

SERIES 2006-2 NOTE PURCHASE AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION (“VFCC Liquidity Agent”)

By:
Name:
Title:

Wachovia Bank, National Association One Wachovia Center, TW10 Charlotte, North Carolina 28288
Attention: Mr. Daniel Miller
Facsimile Number: (704) 374-3254

SERIES 2006-2 NOTE PURCHASE AGREEMENT